UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2019

Speedprop Global Inc.

(Exact name of Registrant as specified in its charter)

NEVADA	333-212517	36-4820200
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

36-4, Jalan Metro Pudu, Fraser Business Park,

Off Jalan Yew, 55100 Kuala Lumpur, Malaysia

(Address of principal executive offices, zip code)

Tel: +603 8933 6218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2019, the Board of Directors (the “Board”) of the Company deemed it beneficial to the Company and its shareholders to effect a 3 for 1 forward stock split of its $.0001 par value per share common stock, with certain shareholders, holding a total of 150,000,000 shares of the Company’s common stock, agreeing to opt-out of participating (the “Forward Stock Split”). The Forward Stock Split was unanimously approved by the Board by written consent in lieu of a meeting on March 25, 2019. Prior to the Forward Stock Split there were 155,880,000 shares of the Company’s common stock issued and outstanding, and after the Forward Stock Split there will be 167,640,000 shares of the Company’s common stock issued and outstanding

Accordingly, on March 27, 2019, the Company filed with the Nevada Secretary of State a Certificate of Change to effect the Forward Stock Split (the “Certificate of Change”). The Certificate of Change provides that the Forward Stock Split shall be effective on March 27, 2019. The Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Change of the Registrant.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedprop Global Inc.

Date: March 29, 2019	By:	/s/ Leong Kwok Heng
Leong Kwok Heng
Chief Executive Officer and Acting Chief Financial Officer